Exhibit 99.1

Media inquiries:	Investor inquiries:
Carin Warner or Christen Graham	Andrea Clegg
Warner Communications	NightHawk Radiology Holdings, Inc.
Carin@warnerpr.com or christen@warnerpr.com	866-402-4295 or 208-292-2818
978-526-1960

NightHawk Radiology Holdings, Inc. Announces Record Second Quarter 2006 Results and Raises Guidance

Coeur d’Alene, Idaho, July 26, 2006 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology services to radiology groups across the United States, today announced its financial results for the second quarter ended June 30, 2006, reporting record revenues and operating income.

“During the second quarter we saw a continuation of the trends that we have seen over the past several quarters as we once again generated significant top-line growth and record operating income,” said Dr. Paul Berger, Chairman and Chief Executive Officer. “We continue to see robust growth in our off-hours business, composed of strong growth in recurring revenue from existing customers as well as our ability to continue adding new customers. In addition, we are off to a good start in new areas of the business, including the expansion of our customer service offerings beyond nighttime and weekend hours.”

Second Quarter:

For the second quarter ended June 30, 2006, revenues increased 49% to $22.9 million compared with $15.3 million for the second quarter of 2005. Also during the second quarter, same-site volumes grew 10% over those seen in the first quarter 2006 and 14% from the second quarter of 2005. Operating income for the second quarter of 2006 was $7.5 million compared to $2.5 million in the second quarter of 2005, an increase of 196%. Excluding the effects of non-cash stock compensation charges, operating income rose 54% to $8.6 million for the second quarter of 2006 compared to $5.6 million for the same quarter in 2005.

The company’s adjusted net income for the second quarter of 2006 was $5.7 million, or $0.19 per diluted share, a 74% increase over second quarter 2005 adjusted net income of $3.3 million. The company’s adjusted net income excludes the effects of the following non-cash items: the change in the fair value of the conversion feature of the company’s redeemable preferred stock, preferred stock accretion and non-cash stock compensation (net of tax effect). GAAP net income for the second quarter of 2006 was $5.0 million, or $0.17 per diluted share, compared with a GAAP net loss of $8.8 million for the second quarter of 2005, which included a $10 million non-cash charge associated with the conversion feature of the company’s redeemable preferred stock.

A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release and on NightHawk’s corporate website under the heading investor relations.

During the second quarter, cash flow from operations increased 175% to $3.9 million compared to $1.4 million in the second quarter of 2005.

Year-To-Date Results

For the year-to-date period ended June 30, 2006, revenues increased 51% to $42.9 million compared with $28.4 million for the year-to-date period ended June 30, 2005. Operating income was $12.6 million during the first half of 2006 compared to $6.8 million in the same period of 2005, an increase of 85%. Excluding the effects of non-cash stock compensation charges, operating income rose 51% to $15.2 million for 2006 as compared to $10.0 million for the same period of 2005.

The company’s adjusted net income for the first six months of 2006 was $9.6 million, or $0.33 per diluted share, a 64% increase over an adjusted net income of $5.8 million for the same period of 2005. Again, the company’s adjusted net income excludes the effects of the change in the fair value of the conversion feature in the company’s redeemable preferred stock, preferred stock accretion and non-cash stock compensation (net of tax effect). GAAP net loss for the year-to-date period ending June 30, 2006, which includes a first quarter non-cash charge of $44.2 million associated with the conversion feature of the company’s redeemable preferred stock, was $36.3 million, or ($1.34) per diluted share, compared with a GAAP net loss of $8.1 million for the same period of 2005 (which included an $11.4 million non-cash charge associated with the conversion feature of the company’s preferred stock).

During the first six months of 2006, cash flow from operations increased 247% to $7.6 million compared to $2.2 million in the same period of 2005.

Commenting on the company’s first half results, Dr. Berger said, “Through the first six months of the year, sales have grown 51% over the first half of 2005 and adjusted net income has increased by 64%. We have added 54 new customers since the beginning of the year and ended the most recent quarter with 54 outstanding radiologists. At the end of the second quarter we were providing services to 517 customers serving 933 hospitals, which equates to approximately 17% of all hospitals in the U.S. With a high level of organic growth, our ability to attract new customers and our outstanding team of radiologists, we expect to see continued growth in our business and look forward to the rest of 2006.”

Guidance

Because of the company’s strong performance to date and good momentum from its business headed into the remainder of the year, the company also announced that it is increasing its annual guidance for revenues and adjusted earnings per share. The company estimates its annual services revenue to be in the range of $89 to $91 million, which is up from the company’s previous estimated range of $87 to $89 million. In addition, the company estimates adjusted earnings per diluted share, calculated from adjusted net income, to be in the range of $0.61 to $0.64. This is up from a $0.53 to $0.56 diluted adjusted earnings per share range previously provided.

Outlook

Dr. Berger concluded, “We are very pleased with both our strong second quarter results as well as the first half of the year overall. Market demand for our services remains very strong and, as a result, we are extremely confident in our ability to continue growing the off-hours business while supplementing that growth by expanding the services we offer our customers. As always, our ability to execute on our strategic initiatives, which include the continued development of our proprietary workflow technology, the recruitment and retention of outstanding radiologists, and our assessment of market opportunities in high-tech imaging, will be key to our success for the full year. As we look to the remainder of 2006, we are excited about the opportunities that lie ahead and will continue to update our shareholders as the year unfolds.”

Change in Fair Value of Redeemable Preferred Stock

As described more fully in the company’s registration statement and prospectus and Annual Report on Form 10-K filed with the Securities and Exchange Commission, NightHawk was party to a stockholders agreement with the holders of its Series A preferred stock pursuant to which it had agreed to repurchase all or any portion of the shares of redeemable preferred stock. This feature, along with the conversion feature of the preferred stock, was considered an embedded derivative under SFAS No. 133. The company adjusted the carrying value of the embedded derivative to the estimated fair value and recognized the change in such estimated value in its consolidated statement of operations while such shares remained outstanding. During the first quarter of 2006, the company incurred charges of $44.2 million for this expense up to the date of its initial public offering on February 9, 2006, at which time such shares converted into shares of the company’s common stock. These charges, along with preferred stock accretion of $118,000, are non-cash in nature and terminated upon the Company’s initial public offering in the first quarter.

Conference Call & Web Cast

A conference call will be held today, Wednesday, July 26, 2006 at 11:00 a.m. (ET). A live web cast of the conference call as well as a replay will be available online on the company’s corporate web site at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-366-7417 (within the United States and Canada), or 303-262-2138 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (CT) on Wednesday, August 16, 2006. To access the replay, dial 800-405-2236 (within the United States and Canada), or 303-590-3000 (international callers) and enter the conference ID number: 11065995.

About NightHawk

NightHawk, headquartered in Coeur d’Alene, Idaho, is a leading provider of radiology services to radiology groups across the United States. Its team of highly-qualified, U.S. board certified, state-licensed and hospital-privileged radiologists uses its proprietary workflow technology to provide radiological interpretations to its customers primarily from centralized reading facilities located in Sydney, Australia and Zurich, Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s growth strategy, the expansion of its current service offerings, and an outlook on the company’s future financial results, including its revenue and diluted adjusted earnings per share for 2006. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as adjusted net income and adjusted earnings per share. The non-GAAP financial information described in this release and in the attached financial statement tables are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and providing for consistency in financial reporting. Specifically, the non-GAAP financial measures described in this release exclude the non-cash charges related to the conversion feature and accretion of our preferred stock, which charges ceased upon the closing of our initial public offering when our shares of preferred stock converted into shares of common stock, and the non-cash charges related to our stock-based compensation. We exclude the non-cash charges related to our stock-based compensation due to the fact that a substantial portion of our outstanding options are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options held by employees. Further, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123R, NightHawk’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make more meaningful comparisons between our core business operating results and those of the companies within our industry.

We provide these non-GAAP financial measures because we also believe they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and on our corporate website under the heading investor relations.

Financial Statements to follow:

CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2005	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$12,610,487	$36,061,564
Investments		37,191,604
Trade accounts receivable, net	10,485,571	11,342,695
Deferred income taxes	19,839
Prepaids and other current assets	2,164,126	2,039,971

Total current assets	25,280,023	86,635,834
Property and equipment, net	5,079,280	5,604,800
Goodwill	1,335,788	1,335,788
Intangible assets, net	3,431,418	3,159,751
Deferred tax asset		792,553
Other assets, net	409,253	82,788

Total	$35,535,762	$97,611,514

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$5,502,977	$5,103,473
Dividends declared	7,000,000
Accrued payroll and related benefits	2,366,430	2,120,053
Accrued interest payable	424,601
Deferred income taxes		72,206
Long-term debt, due within one year	6,229,991

Total current liabilities	21,523,999	7,295,732
Long-term debt	17,773,438
Fair value of redeemable preferred stock conversion feature	45,256,250
Deferred income taxes	630,303

Total liabilities	85,183,990	7,295,732

Redeemable common stock	15,356,253
Redeemable convertible preferred stock	13,156,916
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock- 40,000,000 shares authorized; $.001 par value; 15,838,139 and 29,809,571 shares issued and outstanding at December 31, 2005 and June 30, 2006, respectively	15,838	29,810
Additional paid-in capital	9,434,351	225,591,937
Retained earnings (deficit)	(87,611,586)	(135,305,965)

Total stockholders’ equity (deficit)	(78,161,397)	90,315,782

Total	$35,535,762	$97,611,514

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006
Service revenue	$15,332,300	$22,876,569	$28,443,923	$42,915,772
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $158,679, $931,531, $241,388 and $2,246,683)	5,132,472	8,553,972	9,514,299	16,948,047
Sales, general, and administrative (includes non-cash compensation expense of $2,901,034, $165,806, $3,030,503 and $351,444)	7,388,264	6,283,744	11,600,119	12,353,305
Depreciation and amortization	275,886	522,835	552,142	1,053,247

Total operating costs and expenses	12,796,622	15,360,551	21,666,560	30,354,599

Operating income	2,535,678	7,516,018	6,777,363	12,561,173
Other income (expense):
Interest expense	(199,161)	(7,017)	(461,424)	(559,671)
Interest income	11,164	764,559	32,131	1,151,284
Other, net	(33,825)	(22,693)	(47,494)	(44,336)
Change in fair value of redeemable preferred stock conversion feature	(9,993,750)		(11,372,221)	(44,183,770)

Total other income (expense)	(10,215,572)	734,849	(11,849,008)	(43,636,493)

Income (loss) before income taxes	(7,679,894)	8,250,867	(5,071,645)	(31,075,320)
Income tax expense	904,949	3,214,631	2,464,155	5,114,917

Net income (loss)	(8,584,843)	5,036,236	(7,535,800)	(36,190,237)
Redeemable preferred stock accretion	(263,288)		(521,053)	(117,534)

Income (loss) applicable to common stockholders	$(8,848,131)	$5,036,236	$(8,056,853)	$(36,307,771)

Earnings (loss) per common share:
Basic	$(0.51)	$0.17	$(0.47)	$(1.34)
Diluted	$(0.51)	$0.17	$(0.47)	$(1.34)
Weighted averages of common shares outstanding:
Basic	17,194,286	29,809,571	17,194,286	27,159,294
Diluted	17,194,286	30,484,960	17,194,286	27,159,294

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Three months ended
	June 30, 2005			June 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$15,332,300		$15,332,300	$22,876,569		$22,876,569
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $158,679 and $931,531)	5,132,472	$(158,679)	4,973,793	8,553,972	$(931,531)	7,622,441
Sales, general, and administrative (includes non-cash compensation expense of $2,901,034 and $165,806)	7,388,264	(2,901,034)	4,487,230	6,283,744	(165,806)	6,117,938
Depreciation and amortization	275,886	—	275,886	522,835	—	522,835

Total operating costs and expenses	12,796,622	(3,059,713)	9,736,909	15,360,551	(1,097,337)	14,263,214

Operating income	2,535,678	3,059,713	5,595,391	7,516,018	1,097,337	8,613,355
Other income (expense):
Interest expense	(199,161)		(199,161)	(7,017)		(7,017)
Interest income	11,164		11,164	764,559		764,559
Other, net	(33,825)		(33,825)	(22,693)		(22,693)
Change in fair value of redeemable preferred stock conversion feature	(9,993,750)	9,993,750	—	—	—	—

Total other income (expense)	(10,215,572)	9,993,750	(221,822)	734,849	—	734,849

Income (loss) before income taxes	(7,679,894)	13,053,463	5,373,569	8,250,867	1,097,337	9,348,204
Income tax expense	904,949	1,193,288	2,098,237	3,214,631	427,962	3,642,593

Net income (loss)	(8,584,843)	11,860,175	3,275,332	5,036,236	669,375	5,705,611
Redeemable preferred stock accretion	(263,288)	263,288	—	—	—	—

Income (loss) applicable to common stockholders	$(8,848,131)	$12,123,463	$3,275,332	$5,036,236	$669,375	$5,705,611

Earnings (loss) per share:
Basic	$(0.51)		$0.19	$0.17		$0.19
Diluted	$(0.51)		$0.14	$0.17		$0.19
Weighted average shares outstanding:
Basic	17,194,286		17,194,286	29,809,571		29,809,571
Diluted	17,194,286		23,815,066	30,484,960		30,484,960

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME (LOSS)

	Six months ended
	June 30, 2005			June 30, 2006
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$28,443,923		$28,443,923	$42,915,772		$42,915,772
Operating costs and expenses:
Professional services (includes non-cash compensation expense of $241,388 and $2,246,683)	9,514,299	$(241,388)	9,272,911	16,948,047	$(2,246,683)	14,701,364
Sales, general, and administrative (includes non-cash compensation expense of $3,030,503 and $351,444)	11,600,119	(3,030,503)	8,569,616	12,353,305	(351,444)	12,001,861
Depreciation and amortization	552,142	—	552,142	1,053,247	—	1,053,247

Total operating costs and expenses	21,666,560	(3,271,891)	18,394,669	30,354,599	(2,598,127)	27,756,472

Operating income	6,777,363	3,271,891	10,049,254	12,561,173	2,598,127	15,159,300
Other income (expense):
Interest expense	(461,424)		(461,424)	(559,671)		(559,671)
Interest income	32,131		32,131	1,151,284		1,151,284
Other, net	(47,494)		(47,494)	(44,336)		(44,336)
Change in fair value of redeemable preferred stock conversion feature	(11,372,221)	11,372,221	—	(44,183,770)	44,183,770	—

Total other income (expense)	(11,849,008)	11,372,221	(476,787)	(43,636,493)	44,183,770	547,277

Income (loss) before income taxes	(5,071,645)	14,644,112	9,572,467	(31,075,320)	46,781,897	15,706,577
Income tax expense	2,464,155	1,276,037	3,740,192	5,114,917	1,013,270	6,128,187

Net income (loss)	(7,535,800)	13,368,075	5,832,275	(36,190,237)	45,768,627	9,578,390
Redeemable preferred stock accretion	(521,053)	521,053	—	(117,534)	117,534	—

Income (loss) applicable to common stockholders	$(8,056,853)	$13,889,128	$5,832,275	$(36,307,771)	$45,886,161	$9,578,390

Earnings (loss) per share:
Basic	$(0.47)		$0.34	$(1.34)		$0.35
Diluted	$(0.47)		$0.25	$(1.34)		$0.33
Weighted average shares outstanding:
Basic	17,194,286		17,194,286	27,159,294		27,159,294
Diluted	17,194,286		23,791,924	27,159,294		29,255,473

“NHWKF”